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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NETSPEND HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        The following letter was mailed to stockholders of NetSpend Holdings, Inc. on May 29, 2013.

NETSPEND HOLDINGS, INC.
701 Brazos Street, Suite 1300
Austin, Texas 78701

NOTICE OF ADJOURNED SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of NetSpend Holdings, Inc.:

        Notice is hereby given that the special meeting of stockholders of NetSpend Holdings, Inc. ("NetSpend" or the "Company"), originally scheduled for May 22, 2013 and delayed to May 31, 2013, will be adjourned, and the adjourned meeting will be reconvened on June 18, 2013.

        The special meeting will be held for the following purposes:

        1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated, as of February 19, 2013, by and among the Company, Total System Services, Inc. ("TSYS") and General Merger Sub, Inc., as amended on May 29, 2013, and as it may be further amended from time to time (the "Merger Agreement");

        2.     To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Merger Agreement, if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and

        3.     To consider and approve a non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        The special meeting will be convened as scheduled on May 31, 2013, but NetSpend will not conduct any business on such date other than a vote with respect to the adjournment of the meeting, as to which any proxies previously granted (and not subsequently revoked) will be exercised in accordance with the instructions on such proxies. The meeting will be adjourned to June 18, 2013 starting at 10:00 a.m. Central Time, at the San Jacinto Conference Center, 98 San Jacinto Blvd., Suite 160, Austin, Texas 78701.

        The record date for determining stockholders entitled to notice of and to vote at the special meeting remains April 3, 2013. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or over the internet, in each case by 11:59 p.m. Eastern Standard Time on June 17, 2013, or by returning the proxy card enclosed with the proxy statement, or may vote in person at the special meeting. If your shares of Company common stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee.

        Any proxies or voting instructions already submitted by stockholders in connection with the special meeting will remain valid and will be unaffected by the delay in holding the special meeting or the amendment of the Merger Agreement. There is no need for any stockholder to vote again. If you have already sent in a proxy or voting instructions and wish to change your vote or revoke your proxy, you may do so at any time before it is voted at the special meeting by submitting a new proxy via telephone or internet prior to 11:59 p.m. Eastern Standard Time on June 17, 2013, signing a new proxy card and returning it to us prior to the special meeting, or attending the special meeting and voting in person. If you hold your shares in "street name" you may submit new voting instructions by contacting your bank, brokerage firm or other nominee, or you may vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

        The determination to adjourn the special meeting to June 18, 2013 was made by the Company in connection with its entry into a Memorandum of Understanding, dated as of May 29, 2013 (the "MOU"), with TSYS and the other parties thereto. The MOU outlines the terms of the parties' agreement in principle to settle certain actions pending in the Delaware Court of Chancery and the District Court of Travis County, Texas, captioned Koehler v. NetSpend Holdings, Inc. et al. and Bushansky v. Netspend Holdings, Inc. et. al., respectively, with respect to TSYS' proposed acquisition of the Company. In connection with the MOU, the Company and TSYS also agreed to certain modifications to the Merger Agreement and to issue a press release announcing the foregoing.

        We have enclosed herewith a copy of the Current Report on Form 8-K filed by the Company on May 29, 2013, which describes these recent events and includes copies of the MOU, the press release and the merger agreement amendment.

        On April 23, 2013, the Company filed with the Securities and Exchange Commission ("SEC") a definitive proxy statement with respect to the special meeting of NetSpend stockholders to vote on the proposed transaction. The proxy statement contains detailed information about the special meeting, the Merger Agreement and the merger, and was first mailed to NetSpend stockholders on or about April 24, 2013. The proxy statement is available at no charge from the SEC through its website at http://www.sec.gov/Archives/edgar/data/1496623/000104746913004702/a2214608zdefm14a.htm.

        Stockholders are entitled to appraisal rights under the Delaware General Corporation Law (the "DGCL") in connection with the merger, provided that stockholders meet all of the conditions set forth in Section 262 of the DGCL. The text of the Delaware appraisal rights statute reproduced in its entirety is enclosed herewith for your reference. For more information, see the description under the heading "Appraisal Rights" beginning on page 121 of the proxy statement.

        If you have additional questions about the merger or the special meeting, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of the proxy statement or the proxy card or voting instructions, please call AST Phoenix Advisors Toll-Free for Shareholders: (877) 478-5038; Banks and Brokers: (212) 493-3910.

Best regards,

Dan Henry Chief Executive Officer

May 29, 2013

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NETSPEND HOLDINGS, INC. 701 Brazos Street, Suite 1300 Austin, Texas 78701 NOTICE OF ADJOURNED SPECIAL MEETING OF STOCKHOLDERS